As filed with the Securities and Exchange Commission on April 9, 2004

Registration Number 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1499887
(State of incorporation)	(I.R.S. Employer Identification Number)

200 Smith Ranch Road
San Rafael, California 94903
(Address of principal executive offices)

FAIR ISAAC CORPORATION
1992 LONG-TERM INCENTIVE PLAN
(Full title of the plan)

Andrea M. Fike, Esq.
Vice President, General Counsel and Secretary
Fair Isaac Corporation
901 Marquette Avenue
Suite 3200
Minneapolis, Minnesota 55402
(612) 758-5260
(Name, address and telephone number of agent for service)

Calculation of Registration Fee

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum
to be	to be	offering price	aggregate	Amount of
registered	registered	per share (1)	offering price (1)	Registration fee
Common Stock, par value
$.01, including Preferred
Stock Purchase Rights (2)	3,473,830 shares	$36.39	$126,412,674	$16,016.49

(1)	Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on April 7, 2004.

(2)	Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced separately from the Common Stock.

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion/Consent of Faegre & Benson LLP
Independent Auditors' Consent

EXPLANATORY NOTE

     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 3,473,130 shares of the Common Stock of Fair Isaac Corporation (the “Company”) to be issued pursuant to the Fair Isaac Corporation 1992 Long-Term Incentive Plan (the “Plan”).

     In accordance with Section E of the General Instructions to Form S-8, the Registration Statements on Form S-8 filed with the Securities and Exchange Commission on May 27, 1993 (File No. 33-63426), April 1, 1996 (File No. 333-02121), October 1, 1998 (File No. 333-65179), July 28, 1999 (File No. 333-83905), February 1, 2000 (File No. 333-95889), March 14, 2000 (File No. 333-32398 ) and January 30, 2003 (No. 333-102848) are hereby incorporated by reference.

Item 8. Exhibits

Exhibit	Description
4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to Company’s Registration Statement on Form S-8 filed on April 9, 2004 regarding the Company’s 2003 Employment Inducement Award Plan.)

4.2	By-Laws of the Company, as of April 1, 2004. (Incorporated by reference to Exhibit 4.2 to Company’s Registration Statement on Form S-8 filed on April 9, 2004 regarding the Company’s 2003 Employment Inducement Award Plan.)

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-Term Incentive Plan. (Incorporated by reference to Exhibit 10.38 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2003.)

5	Opinion of Faegre & Benson LLP.

23.1	Independent Auditors’ Consent.

23.2	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney. (included on signature page hereto.)

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 9, 2004.

FAIR ISAAC CORPORATION
By:	/s/ Thomas G. Grudnowski
Thomas G. Grudnowski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS G. GRUDNOWSKI his or her attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments, including post-effective amendments, to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Thomas G. Grudnowski Thomas G. Grudnowski	President Chief Executive Officer and Director* (Principal Executive Officer)	April 9, 2004

/s/ Kenneth J. Saunders Kenneth J. Saunders	Vice President and Chief Financial Officer (Principal Financial Officer)	April 9, 2004

/s/ Russell C. Clark Russell C. Clark	Vice President, Finance and Corporate Controller (Principal Accounting Officer)	April 9, 2004

/s/ A. George Battle A. George Battle	Director*	April 9, 2004

/s/ Andrew Cecere Andrew Cecere	Director*	April 9, 2004

/s/ Tony J. Christianson Tony J. Christianson	Director*	April 9, 2004

/s/ Alex W. Hart Alex W. Hart	Director*	April 9, 2004

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Name and Signature	Title	Date

Philip G. Heasley	Director

/s/ Guy R. Henshaw Guy R. Henshaw	Director*	April 9, 2004

/s/ David P. Hopkins David S. P. Hopkins	Director*	April 9, 2004

/s/ Margaret L. Taylor Margaret L. Taylor	Director*	April 9, 2004

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* A majority of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
4.1	Composite Certificate of Incorporation of the Company, as amended. (Incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed on April 9, 2004 regarding the Company’s 2003 Employment Inducement Award Plan.)

4.2	By-Laws of the Company, as of April 1, 2004. (Incorporated by reference to Exhibit 4.2 to Company’s Registration Statement on Form S-8 filed on April 9, 2004 regarding the Company’s 2003 Employment Inducement Award Plan.)

4.3	Rights Agreement dated as of August 9, 2001 between Fair, Isaac and Company, Incorporated and Mellon Investor Services LLC. (Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A (File No. 001-11689) filed on August 10, 2001.)

4.4	Fair Isaac Corporation 1992 Long-Term Incentive Plan. (Incorporated by reference to Exhibit 10.38 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2003.)

*5	Opinion of Faegre & Benson LLP.

*23.1	Independent Auditors’ Consent.

*23.2	Consent of Faegre & Benson LLP. (Included in Exhibit 5.)

24	Powers of Attorney. (included on signature page hereto.)

*	Filed herewith

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